UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 7, 2008 (February 6, 2008)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 6, 2008, Vineyard National Bancorp (the "Company") filed a Current Report on Form 8-K (the "Initial Report") to report the announcement of a quarterly cash dividend.  This Amendment  No. 1 to Current Report on Form 8-K/A, which amends and restates the Initial Report in its entirety, is being filed solely for the purpose of correcting a typographical error in Exhibit 99.1 to the Initial Report.  Specifically, the Company is a $2.5 billion financial holding company, not a $2.5 million financial holding company, as originally reported.

Item	7.01. Regulation FD Disclosure

On February 6, 2008, the Company announced by press release its quarterly cash dividend.  A copy of the press release is attached hereto as Exhibit 99.1.

Item	9.01. Financial Statements and Exhibits

(a)    Not applicable
(b)    Not applicable
(c)    Not applicable
(d)    The following exhibit is included with this Report:

   Exhibit 99.1 Press release dated February 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: February 7, 2008	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer